Exhibit (d)(2)

ADDENDUM to SCHEDULE A

to the
AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

dated
May 6, 2020

between

EXCHANGE TRADED CONCEPTS TRUST

and

EXCHANGE TRADED CONCEPTS, LLC

Revised April 21, 2026

The Trust will pay to the Adviser as compensation for the Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

TABLE 1 (Funds subject to Section 6(b) of the Agreement)

Fund	Rate	Effective Date
EMQQ The Emerging Markets Internet ETF	86 bps	June 12, 2015
ROBO Global® Robotics & Automation Index ETF	95 bps on assets $0-$2 billion 75 bps on assets $2-$5 billion 65 bps on assets greater than $5 billion	June 12, 2015
ROBO Global® Healthcare Technology and Innovation ETF	80 bps	June 14, 2019
ROBO Global® Artificial Intelligence ETF	75 bps	May 7, 2020
Range India Financials ETF	75 bps	July 8, 2020
FMQQ The Next Frontier Internet ETF	86 bps	September 24, 2021
INQQ The India Internet ETF	86 bps	March 16, 2022
MUSQ Global Music Industry Index ETF	89 bps	June 28, 2023
Range Global Coal Index ETF	85 bps	December 18, 2023
Range Nuclear Renaissance Index ETF	85 bps	December 18, 2023
CORE16 Best of Breed Premier Index ETF	70 bps	May 6, 2025
Bluemonte Large Cap Core ETF	25 bps	May 29, 2025
Bluemonte Large Cap Growth ETF	25 bps	May 29, 2025
Bluemonte Large Cap Value ETF	25 bps	May 29, 2025
Bluemonte Dynamic Total Market ETF	25 bps	May 29, 2025
Bluemonte Global Equity ETF	25 bps	May 29, 2025
Bluemonte Core Bond ETF	25 bps	May 29, 2025
Bluemonte Short Term Bond ETF	25 bps	May 29, 2025
Bluemonte Long Term Bond ETF	25 bps	May 29, 2025
Bluemonte Diversified Income ETF	25 bps	May 29, 2025
MIG Core ETF	45 bps	February 11, 2026
Bluemonte Large Cap Core II ETF	25 bps	Effective as of Effective Date of Registration Statement

TABLE 2 (Funds subject to Section 6(c) of the Agreement)

Fund	Rate	Effective Date
ETC 6 Meridian Low Beta Equity Strategy ETF	31 bps	January 1, 2025*
ETC 6 Meridian Mega Cap Equity ETF	31 bps	January 1, 2025*
ETC 6 Meridian Small Cap Equity ETF	31 bps	January 1, 2025*
ETC 6 Meridian Hedged Equity-Index Option Strategy ETF	31 bps	January 1, 2025*
ETC 6 Meridian Quality Growth ETF	31 bps	January 1, 2025**
ETC 6 Meridian Quality Dividend Yield ETF	31 bps	January 1, 2025**
ETC 6 Meridian Quality Value ETF	31 bps	January 1, 2025**

* Initially effective on May 7, 2020.

** Initially effective on May 7, 2021

ADVISER:		TRUST:

Exchange Traded Concepts, LLC		Exchange Traded Concepts Trust

By:	/s/ Richard Malinowski	By:	/s/ Richard Malinowski
	Richard Malinowski		Richard Malinowski
	Co-Chief Executive Officer		President